Exhibit 32

CERTIFICATION REQUIRED UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the financial statements of China Sun Group High-Tech Co. (“Registrant”) for the quarter ended November 30, 2007 (the “Report”), each of the undersigned hereby certifies, to such officer’s knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date:   January 14, 2008

/s/ Bin Wang Bin Wang President and Chief Executive Officer (Principal Executive Officer) /s/ Ming Fen Liu Ming Fen Liu Chief Financial Officer (Principal Financial and Accounting Officer)